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                                  SCHEDULE 14A

                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. 1)


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, For Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant toss.240.14a-12


                           PRICELINE.COM INCORPORATED

                (Name of Registrant as Specified in its Charter)

                             -----------------------

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
    (1) Title of each class of securities to which transaction applies:
    (2) Aggregate number of securities to which transaction applies:
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
    (4) Proposed maximum aggregate value of transactions:
    (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing. (1) Amount Previously Paid:
    (2) Form, Schedule or Registration Statement No.:
    (3) Filing Party:
    (4) Date Filed:

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priceline.com(sm)


                                                                     May 8, 2001


Dear Stockholder:

      We are providing additional information to supplement the Proxy Statement that was previously mailed to you on or about April 23, 2001 in connection with the 2001 Annual Meeting of Stockholders of priceline.com Incorporated (the "Company").

      On May 7, 2001, the Board of Directors (the "Board") of the Company announced that our Chairman, Richard S. Braddock, has been re-appointed as the Company's Chief Executive Officer, replacing Daniel H. Schulman, and that Jeffery H. Boyd, our Chief Operating Officer, has been appointed President. In addition, Mr. Schulman has resigned as a director.

      Our April 23, 2001 proxy statement included Mr. Schulman as a nominee for election as a Director at our Annual Meeting on May 21, 2001. He has advised the Board that he is withdrawing as a nominee for election as a director at the 2001 Annual Meeting and that he is no longer available and will not serve as a director. As a result, the Board has reduced the number of directors comprising the whole board by one. Mr. Schulman will not be considered for election at the Annual Meeting.

      We are attaching a revised Notice of Meeting that specifies that we will elect nine rather than ten directors at the 2001 Annual Meeting.

      As we said in our 2001 Annual Report, we still have a significant amount of work to do, but we are very excited about priceline.com's current and future prospects. Not only has the priceline.com business model demonstrated its ability to generate and satisfy large numbers of customers in the largest and fastest growing e-commerce sector, the priceline.com brand is one of the single most recognized brands in all of e-commerce. We continue to be committed to building a great business and profitable company that will make a difference for our customers, suppliers, employees and stockholders.


                                    priceline.com Incorporated




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                           priceline.com Incorporated
                             800 Connecticut Avenue
                           Norwalk, Connecticut 06854

                                     REVISED
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD ON MONDAY, MAY 21, 2001



To the Stockholders of priceline.com Incorporated:

            We hereby notify you that the Annual Meeting of Stockholders of priceline.com Incorporated (the "Company") will be held on Monday, May 21, 2001 at 2:00 p.m. local time at the Doubletree Club Hotel, 789 Connecticut Avenue, Norwalk, Connecticut 06854 for the following purposes:

            1. To elect 9 Directors to hold office until the next annual meeting of stockholders or until their respective successors are elected and qualified.

            2. To approve amendments to the priceline.com Incorporated 1999 Omnibus Plan increasing the number of shares of the Company's common stock, par value $0.008 per share, with respect to which awards may be granted to 35,375,000 shares from 25,375,000 shares and increasing the number of options granted to non-employee directors each year to 20,000 options from 10,000 options.

            3. To ratify the selection of Deloitte & Touche LLP as independent auditors of the Company for our fiscal year ending December 31, 2001.

            4. To transact such other business as may property come before the meeting or any adjournment or postponement of the meeting.

            These business items are more fully described in the Proxy
Statement.

            The Board of Directors has fixed the close of business on April 10, 2001, as the record date for identifying those stockholders entitled to notice of, and to vote at, this Annual Meeting and at any adjournment or postponement of this meeting.


                                      By Order of the Board of Directors


                                      /s/ Peter J. Millones

                                      Peter J. Millones
                                      Secretary


Norwalk, Connecticut
May 8, 2001